SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Three Months Ended June 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 692	$ 834	$ 26	$ 242	$ 75		$ 166	$ (27)	$ 2,008

Cost of Sales and Other Expenses	(458)	(638)	(22)	(178)	(54)		(123)	15	(1,458)

Litigation Adjustment (Expense)	7	(1)	-	(2)	(1)		(1)	(1)	1

Depreciation & Amortization	(95)	(77)	-	(16)	(10)		(13)	(4)	(215)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(16)	(1)	12		-	(3)	(8)

Other Income (Expense), Net	(16)	2	-	6	(1)		-	17	8

Income (Loss) Before Interest & Tax (1)	130	120	(12)	51	21		29	(3)	336

Net Interest Expense (2)	(32)	(17)	-	-	(2)		(12)	(39)	(102)

Income Tax (Expense) Benefit	(44)	(34)	12	(3)	(7)		(4)	21	(59)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	27		-	-	27

Losses Attributable to Noncontrolling Interests	21	-	-	-	-		-	(1)	20

Earnings (Losses)	$ 75	$ 69	$ -	$ 48	$ 39		$ 13	$ (22)	$ 222

Three Months Ended June 30, 2009

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 631	$ 694	$ 13	$ 245	$ 98		$ 25	$ (17)	$ 1,689

Cost of Sales and Other Expenses	(437)	(501)	(14)	(157)	(208)	(3)	(38)	(9)	(1,364)

Litigation Expense	-	(2)	-	-	(1)		(1)	-	(4)

Depreciation & Amortization	(81)	(75)	-	(15)	(9)		(7)	(2)	(189)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	126	(6)	11		-	(3)	128

Other Income, Net	27	4	-	1	1		1	36	70

Income (Loss) Before Interest & Tax (1)	140	120	125	68	(108)		(20)	5	330

Net Interest Expense (2)	(22)	(18)	(3)	(1)	(3)		(2)	(28)	(77)

Income Tax (Expense) Benefit	(28)	(37)	(37)	(34)	29		10	7	(90)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	23		-	-	23

(Earnings) Losses Attributable to Noncontrolling Interests	(20)	-	-	-	32		-	-	12

Earnings (Losses)	$ 70	$ 65	$ 85	$ 33	$ (27)		$ (12)	$ (16)	$ 198

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(3) Includes $132 million write-off of long-lived assets.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Six Months Ended June 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,434	$ 2,016	$ 49	$ 537	$ 185		$ 371	$ (50)	$ 4,542

Cost of Sales and Other Expenses	(963)	(1,611)	(45)	(411)	(132)		(259)	28	(3,393)

Litigation Expense	-	(1)	(20)	(141)	(1)		(2)	(2)	(167)

Depreciation & Amortization	(187)	(152)	-	(31)	(21)		(25)	(9)	(425)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(9)	(1)	22		-	(5)	7

Other Income (Expense), Net	(16)	6	1	7	(2)		-	20	16

Income (Loss) Before Interest & Tax (1)	268	258	(24)	(40)	51		85	(18)	580

Net Interest Expense (2)	(64)	(34)	(1)	(2)	(7)		(24)	(77)	(209)

Income Tax (Expense) Benefit	(75)	(90)	20	37	(13)		(16)	20	(117)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	46		-	-	46

Losses Attributable to Noncontrolling Interests	29	-	-	-	-		-	(1)	28

Earnings (Losses)	$ 158	$ 134	$ (5)	$ (5)	$ 77		$ 45	$ (76)	$ 328

Six Months Ended June 30, 2009

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,363	$ 1,614	$ 26	$ 542	$ 230		$ 57	$ (35)	$ 3,797

Cost of Sales and Other Expenses	(925)	(1,239)	(26)	(384)	(303)	(3)	(81)	(7)	(2,965)

Litigation Adjustment (Expense)	8	(2)	-	-	(1)		(1)	(1)	3

Depreciation & Amortization	(158)	(147)	-	(29)	(19)		(13)	(6)	(372)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	279	(6)	21		-	(6)	288

Other Income, Net	44	5	-	1	-		1	22	73

Income (Loss) Before Interest & Tax (1)	332	231	279	124	(72)		(37)	(33)	824

Net Interest Expense (2)	(48)	(34)	(6)	(2)	(6)		(4)	(55)	(155)

Income Tax (Expense) Benefit	(88)	(73)	(74)	(46)	17		22	43	(199)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	39		-	-	39

(Earnings) Losses Attributable to Noncontrolling Interests	(27)	-	-	-	32		-	-	5

Earnings (Losses)	$ 169	$ 124	$ 199	$ 76	$ 10		$ (19)	$ (45)	$ 514

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(3) Includes $132 million write-off of long-lived assets.